EXHIBIT 23.2

Independent Auditors’ Consent

The Board of Directors
Southwest Royalties, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report refers to a change to the method of accounting for derivative instruments and hedging activities.

KPMG LLP

Midland, Texas
October 14, 2003

Independent Auditors’ Consent

The Partners of the following partnerships:

Southwest Royalties, Inc. Income Fund V, L.P.
Southwest Royalties, Inc. Income Fund VI, L.P.
Southwest Oil & Gas Income Fund VII-A, L.P.
Southwest Royalties Institutional Income Fund VII-B, L.P.
Southwest Oil & Gas Income Fund VIII-A, L.P.
Southwest Royalties Institutional Income Fund VIII-B, L.P.
Southwest Oil & Gas Income Fund IX-A, L.P.
Southwest Royalties Institutional Income Fund IX-B, L.P.
Southwest Oil & Gas Income Fund X-A, L.P.
Southwest Royalties Institutional Income Fund X-A, L.P.
Southwest Oil & Gas Income Fund X-B, L.P.
Southwest Royalties Institutional Income Fund X-B, L.P.
Southwest Oil & Gas Income Fund X-C, L.P.
Southwest Royalties Institutional Income Fund X-C, L.P.
Southwest Developmental Drilling Fund 91-A, L.P.
Southwest Developmental Drilling Fund 92-A, L.P.
Southwest Partners, L.P.
Southwest Combination Income/Drilling Program 1988, L.P.
Southwest Developmental Drilling Fund 1990, L.P.
Southwest Developmental Drilling Fund 1993, L.P.
Southwest Developmental Drilling Fund 1994, L.P.

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Midland, Texas
October 14, 2003